Exhibit 99.102(i)(2)

1290 AVENUE OF THE AMERICAS	MORRISON & FOERSTER LLP
NEW YORK, NY 10104-0050
NEW YORK, SAN FRANCISCO,
TELEPHONE: 212.468.8000	LOS ANGELES, PALO ALTO,
FACSIMILE: 212.468.7900	SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WWW.MOFO.COM	WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG

October 26, 2012

The Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 101
File No. 33-8982; ICA No. 811-4852

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 101 to Registration Statement No. 33-8982 and to the incorporation of our opinion dated October 24, 2012.

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP